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                                                     Exhibit 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1997 included in Household International's Annual Report on Form 10-K for the year ended December 31, 1996.

                              Arthur Andersen LLP

November 6, 1997
Chicago, Illinois